EXHIBIT 99.1

MBX Biosciences Reports Second Quarter 2026 Financial Results and Corporate Highlights

One-year data demonstrated sustained benefit of once-weekly canvuparatide as a potential PTH replacement therapy in chronic hypoparathyroidism; Phase 3 pivotal trial now recruiting

Initial Phase 1 data for MBX 4291, a GLP-1/GIP co-agonist prodrug for obesity, support potential for once-monthly dosing; data from 12-week MAD (Part C) on track for Q4 2026

Nomination of development candidate MBX 6180, a GLP-1/GIP/GCG triple agonist prodrug designed for once-monthly dosing, further expands obesity portfolio

$418.6 million in cash and investments expected to support operations into 2029

CARMEL, Ind., and BURLINGTON, Mass., Aug. 6, 2026 (GLOBE NEWSWIRE) -- MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies for the treatment of endocrine and metabolic disorders, today reported financial results for the second quarter ended June 30, 2026, and highlighted recent corporate progress.

“The second quarter was highlighted by important milestones across our pipeline, including a first look at clinical data for MBX 4291 supporting its potential for true once-monthly dosing in obesity,” said Steve Hoerter, Chairman and Chief Executive Officer of MBX Biosciences. "In addition, we were proud to present the full Phase 2 and one-year OLE data for once-weekly canvuparatide, which demonstrated sustained benefit and the potential to become a best-in-class treatment for patients with chronic hypoparathyroidism. Now we look forward to dosing the first patients in our Phase 3 trial of canvuparatide this quarter and to presenting 12-week multiple ascending dose (MAD) data for MBX 4291 in the fourth quarter. With a strong balance sheet and an experienced team, we continue to leverage our proprietary PEP™ platform to develop differentiated, long-acting peptide therapies with the potential to meaningfully improve patients’ lives."

Second Quarter 2026 and Corporate Highlights

Once-Weekly Canvuparatide for Hypoparathyroidism (HP)

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Full Phase 2 results and one-year OLE data presented at ENDO 2026: Results demonstrated sustained benefit of once-weekly canvuparatide as a potential PTH replacement therapy through one year, with findings consistent with restoration of systemic PTH activity through normalization of serum calcium, reduction of urine calcium excretion and restoration of bone metabolism, as well as a safety profile and pharmacokinetics supporting once-weekly dosing.

ACTIVE/205001800.2

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Phase 3 trial of once-weekly canvuparatide now recruiting: MBX remains on track to initiate a Phase 3 pivotal trial of once-weekly canvuparatide in chronic hypoparathyroidism in Q3 2026. Clinical trial sites have been activated, and participants are currently being recruited and screened. The oPTimize Phase 3 pivotal, global, multicenter, randomized, double-blind placebo-controlled study will evaluate the safety, pharmacokinetics and efficacy of once-weekly canvuparatide in patients with HP.

MBX 4291 and Expanding Obesity Pipeline

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Initial Phase 1 data for MBX 4291 supports potential for once-monthly dosing: Preliminary blinded data from the ongoing Phase 1 trial of MBX 4291, a dual GLP-1/GIP receptor agonist peptide prodrug, in adults with obesity demonstrated mean weight loss of 7% (range, 0–16%) at eight weeks (n=8, including 2 placebo) in the first multiple ascending dose (MAD) Part B cohort, with MBX 4291 generally well tolerated through eight weeks. The Company remains on track to report data from the first cohort of the 12-week MAD (Part C) in Q4 2026. Cohort C1 is evaluating a 30 mg (once-weekly x 4) + 120 mg (once-monthly) + 180 mg (once-monthly) titration regimen in adult participants with obesity (BMI ≥ 30).

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Nomination of MBX 6180 as GLP-1/GIP/GCG triple agonist prodrug development candidate: The Company today announced nomination of MBX 6180 as its lead GLP-1/GIP/glucagon (GCG) triple agonist prodrug candidate, further expanding its obesity pipeline to potentially address the full spectrum of patient needs. MBX 6180 combines GLP-1, GIP and GCG receptor agonist activity in a single construct. The differentiated design of MBX 6180 is intended to provide a pharmacokinetic profile supporting once-monthly dosing. The Company expects to present preclinical data from MBX 6180 at a scientific meeting in the fourth quarter of 2026. IND-enabling studies are now underway.

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Nomination of MBX 5765 as amycretin prodrug development candidate: In May 2026, MBX nominated MBX 5765 as its lead amycretin prodrug development candidate. Enabled by the Company's proprietary PEP™ platform, MBX 5765 combines GLP-1, GIP, GCG, and dual amylin and calcitonin receptor agonist (DACRA) activity in a single peptide construct. The differentiated mechanism of MBX 5765 is designed for once-monthly dosing, superior efficacy and improved tolerability. IND-enabling studies are ongoing.

Corporate

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Executive Appointments to Support Next Phase of Growth: Steve Hoerter, current Executive Chairman of the MBX Board, was appointed Chairman and Chief Executive Officer, succeeding Kent Hawryluk. Mr. Hoerter joined the MBX Board of Directors in April 2025 and was appointed Executive Chairman in November 2025. In addition, John Smither, previously the Interim Chief Financial Officer, was appointed as Chief Financial Officer.

Anticipated Milestones

Canvuparatide

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Q3 2026: Initiation of pivotal Phase 3 oPTimize trial

MBX 4291

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Q4 2026: Results from the first cohort of the 12-week MAD (Part C) portion of the ongoing Phase 1 trial

Second Quarter 2026 Financial Results

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Cash and Cash Equivalents and Marketable Securities: As of June 30, 2026, MBX had cash, cash equivalents and marketable securities of $418.6 million. Based on its current operating plan, the Company expects the combined cash, cash equivalents and marketable securities balance to fund operations into 2029.

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R&D Expenses: Research and development expenses for the three months ended June 30, 2026, were $31.0 million, compared to $17.7 million for the same period in 2025. The increase of $13.3 million was driven by an increase in start-up costs related to the canvuparatide Phase 3 clinical trial, ongoing conduct of the canvuparatide Phase 2 open-label extension clinical trial, ongoing conduct of the MBX 4291 Phase 1 clinical trial and timing of preclinical activities related to MBX 5765.

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G&A Expenses: General and administrative expenses for the three months ended June 30, 2026, were $9.9 million, compared to $4.1 million for the same period in 2025. The increase of $5.9 million was driven by higher personnel-related costs (including stock-based compensation) resulting from continued expansion of both our executive leadership team and general infrastructure to support growth in our operations

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Net Loss: Net loss for the three months ended June 30, 2026, was $37.1 million compared to a net loss of $19.4 million for the same period in 2025.

About MBX Biosciences

MBX Biosciences is a biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies based on its proprietary PEP™ platform, for the treatment of endocrine and metabolic disorders. The Company is advancing a pipeline of novel candidates for endocrine and metabolic disorders with clinically validated targets, established endpoints for regulatory approval, significant unmet medical needs and large potential market opportunities. The Company’s pipeline includes canvuparatide (MBX 2109) for the treatment of chronic hypoparathyroidism in Phase 3 development; and an obesity portfolio that includes MBX 4291 in Phase 1 development and MBX 5765 and MBX 6180 in preclinical development, as well as additional discovery candidates. The Company is based in Carmel, Indiana and Burlington, Massachusetts. To learn more, please visit the company website at www.mbxbio.com and follow it on LinkedIn.

About MBX’s Proprietary Precision Endocrine Peptide (PEP™) Platform

MBX was founded by global leaders with a transformative approach to peptide drug design and development. Leveraging this expertise, the Company designed its proprietary Precision Endocrine Peptide™ (PEP™) platform to overcome the key limitations of unmodified and modified peptide therapies and to improve clinical outcomes and simplify disease management for patients. PEPs are selectively engineered to have optimized pharmaceutical properties, including extended time-action profiles and consistent drug concentrations with low peak-to-trough concentration ratios, consistent exposure to target tissues, and less frequent dosing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders, including timing of initiation of a Phase 3 trial for canvuparatide in Q3 2026; the potential for canvuparatide to be a once-weekly PTH replacement therapy; the expected timing of the Phase 1 readout for MBX 4291; the timing of additional obesity candidate nominations; the potential for MBX Biosciences to develop therapies for obesity dosed once monthly; and expectations regarding MBX Biosciences’ uses of capital, expenses and financial results, including the anticipated cash runway timing.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; risks related to the competitive landscape for MBX Biosciences’ product candidates; and final audit adjustments and other developments that may arise that would cause MBX Biosciences’ expectations with respect to the estimate of cash, cash equivalents and marketable securities as of December 31, 2025 to differ, perhaps materially, from the financial results that will be reflected in MBX Biosciences’ audited consolidated financial statements for the fiscal year ended December 31, 2025; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Quarterly Report on Form 10-Q for the three months ended June 30, 2026, Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent filings filed with the Securities and Exchange Commission (SEC). MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MBX Biosciences uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company's Investor Relations website, in addition to following the Company's press releases, SEC filings, public conference calls, presentations, and webcasts.

Media Contact:

George Shea

We. Communications

gshea@wecommunications.com

Investor Contact:

Jim DeNike

MBX Biosciences

jdenike@mbxbio.com

MBX BIOSCIENCES, INC.

SELECTED FINANCIAL INFORMATION

	(Unaudited)
Statements of Operations Data:	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share and per share data)	2026	2025	2026	2025
Operating expenses
Research and development	$30,985	$17,724	$49,459	$40,130
General and administrative	9,946	4,081	18,737	8,204
Total operating expenses	40,931	21,805	68,196	48,334
Loss from operations	(40,931)	(21,805)	(68,196)	(48,334)
Interest and other income, net	3,836	2,394	7,584	5,043
Net loss	$(37,095)	$(19,411)	$(60,612)	$(43,291)
Net loss per common share, basic and diluted	$(0.78)	$(0.58)	$(1.29)	$(1.30)
Weighted average number of common shares outstanding used in computation of net loss per common share, basic and diluted	47,696,363	33,446,385	47,139,378	33,429,479

	(Unaudited)
Balance Sheets Selected Financial Data:	June 30,	December 31,
(in thousands)	2026	2025
Cash, cash equivalents and marketable securities	$418,581	$373,705
Working capital(1)	404,202	366,044
Total assets	435,909	385,144
Total liabilities	26,370	15,921
Accumulated deficit	(285,088)	(224,476)
Total stockholders’ equity	409,539	369,223

(1) Working capital is defined as total current assets less total current liabilities. See our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the Quarter Ending June 30, 2026 and Year Ending December 31, 2025 for further details regarding our current assets and current liabilities